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KPMG LLP
Suite 200
1305 Walt Whitman Road
Melville, NY 11747-4302

                                                  August 17, 2004

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for American Claims Evaluation, Inc.
and subsidiary (the Company) and, under the date of June 7, 2004, we reported on the consolidated financial statements of the Company as of and for the years ended March 31, 2004 and 2003. On August 12, 2004, our appointment as principal accountants was terminated. We have read the Company's statements included under
Item 4 of its Form 8-K dated August 17, 2004 and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements that (1) the change of independent accountants was approved by the audit committee of the board of directors and (2) the Company engaged J.H. Cohn
LLP to act as its independent auditors.

                                            Very truly yours,

                                            /s/ KPMG LLP
                                            KPMG LLP